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                                                                    Exhibit (11)




                        INDEPENDENT AUDITORS' CONSENT


The Board of Trustees of
    The Sessions Group--
    KeyPremier Funds:


We consent to the reference to our firm under the headings "Financial Highlights" in the Prospectuses and "Auditors" in the Statement of Additional Information, all of which are included herein. We also consent to the use of our report dated August 14, 1998 included herein.


Columbus, Ohio
October 28, 1998